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                                                                   Exhibit 21

                             SUBSIDIARIES OF GS TELECOM LIMITED

   The Company has the following subsidiaries:
                                                         Name Under Which
             Name          State of Organization      Subdidiary Does Business
   Snowstorm Development   United Kingdom            Same
   Limited